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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                       Percentage of Voting
                                                                                                       Securities Owned By
                                                                                                     Immediate Parent as of
                                                                                                        December 31, 2002
                                                                                                        -----------------
Consolidated subsidiaries of the Registrant (Jurisdiction of incorporation):
         Parker Drilling Company of Oklahoma, Inc. (Oklahoma)                                                  100%
         Parker Technology, Inc. (Oklahoma) (1)                                                                100%
         Parker-VSE, Inc. (Nevada) (2)                                                                         100%
         Parker Drilling Company International Limited (Nevada) (3)                                            100%
         Parker Drilling Company of New Guinea, Inc. (Oklahoma)                                                100%
         Parker Drilling Company Limited (Nevada)                                                              100%
         Parker North America Operations, Inc. (Nevada) (4)                                                    100%
         Parker Drilling Offshore Corporation (Nevada)                                                         100%
         Parker Drilling Company (Bolivia) S.A. (Bolivia)                                                      100%
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Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.

      (1)     Parker Technology, Inc. owns 100% of two subsidiary corporations, namely:
                        Parco Masts and Substructures, Inc. (Oklahoma)
                        Parker Valve Company (Texas)

      (2)     Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) owns
                     100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd.
                     (Oklahoma). Parker Drilling Company Limited owns 7% of
                     Parker Drilling Company Eastern Hemisphere, Ltd.
                     (Oklahoma).

      (3)     Parker Drilling Company International Limited owns 100% of five subsidiary corporations, namely:
                        Parker Drilling International of New Zealand Limited
                        (New Zealand)
                        Choctaw International Rig Corp. (Nevada) (which owns
                        100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma))
                        Creek International Rig Corp. (Nevada) (which owns 100% of Perforadora Ecuatoriana (Ecuador))
                        Parker Drilling of Siberia (Russia)

      (4)     Parker North America Operations, Inc. owns 100% of:
                     Parker Drilling Company North America, Inc. (Nevada).
                     Parker Drilling Offshore Corp. which owns:
                         Parker Drilling Offshore International, Inc. (Cayman
                         Islands)-100%, which owns  Parker Drilling (Nigeria)
                           Ltd - 75%
                         Mallard Drilling of South America, Inc. (Cayman
                           Islands) - 100%
                         Parker Drilling Offshore U.S.A., L.L.C. (Oklahoma) -
                           100%
                         Parker Technology, LLC (Louisiana) - 100%
                         Parker Tools, LLC (Oklahoma) - 100%, which owns
                            Quail Tools, L.P. (Oklahoma) - 99%
                         Quail USA, LLC (Oklahoma) - 100%, which owns
                            Quail Tools, L.P. (Oklahoma) - 1%
                     Parker USA Drilling Company (Nevada) - 100%